Registration No. 333-195759

Registration No. 333-183247

Registration No. 333-177866

Registration No. 333-105033

Registration No. 333-49912

Registration No. 333-30528

Registration No. 333-64661

Registration No. 033-62541

Registration No. 033-24415

Registration No. 002-95937

As filed with the Securities and Exchange Commission on November 18, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195759

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183247

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177866

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105033

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-49912

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30528

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64661

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-62541

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-24415

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 002-95937

FORM S-8 POS

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SIGMA-ALDRICH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	43-1050617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

(Address of Principal Executive Offices including Zip Code)

Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan

Sigma-Aldrich 401(k) Retirement Savings Plan

Sigma-Aldrich Corporation 2005 Flexible Deferral Plan

2003 Long-Term Incentive Plan

Sigma-Aldrich Corporation Share Option Plan of 2000

Sigma-Aldrich 401(k) Retirement Savings Plan

Sigma-Aldrich Corporation Directors’ Nonqualified Share Option Plan of 1998

Sigma-Aldrich Corporation Share Option Plan of 1995

Sigma-Aldrich Corporation Share Option Plan of 1987

Sigma-Aldrich Corporation Share Option Plan of 1983

(Full title of the plan)

David P. Hutchinson

Vice President, General Counsel and Secretary

Sigma-Aldrich Corporation

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

With copies to:

Hilary Foulkes

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

London E14 5DS

United Kingdom

+44 20-7519-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by Sigma-Aldrich Corporation with the Securities and Exchange Commission:

1.	Registration No. 333-195759, filed on May 7, 2014, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan;
2.	Registration No. 333-183247, filed on August 10, 2012, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich 401(k) Retirement Savings Plan;
3.	Registration No. 333-177866, filed on November 9, 2011, relating to the registration of Deferred Compensation Obligations (unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Sigma-Aldrich Corporation 2005 Flexible Deferral Plan) issuable pursuant to the Sigma-Aldrich Corporation 2005 Flexible Deferral Plan;
4.	Registration No. 333-105033, filed on May 6, 2003, relating to the registration of Company Common Stock issuable pursuant to the 2003 Long-Term Incentive Plan;
5.	Registration No. 333-49912, filed on November 13, 2000, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Corporation Share Option Plan of 2000;
6.	Registration No. 333-30528, filed on February 16, 2000, relating to the registration of Company Common Stock issuable pursuant to Sigma-Aldrich 401(k) Retirement Savings Plan;
7.	Registration No. 333-64661, filed on September 29, 1998, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Corporation Directors’ Nonqualified Share Option Plan of 1998;
8.	Registration No. 033-62541, filed on September 12, 1995, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Corporation Share Option Plan of 1995;
9.	Registration No. 033-24415, filed on September 28, 1988, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Share Corporation Option Plan of 1987; and
10.	Registration No. 002-95937, filed on February 18, 1985, relating to the registration of Company Common Stock issuable pursuant to the Sigma-Aldrich Corporation Share Option Plan of 1983.

Pursuant to that certain Agreement and Plan of Merger, dated September 22, 2014 (the “Merger Agreement”), by and among Sigma-Aldrich Corporation (the “Company”), Merck KGaA (the “Parent”) and Mario II Finance Corporation, the Company became a wholly owned subsidiary of the Parent. As a result of the transactions contemplated by the merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sigma-Aldrich Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, State of Massachusetts, on this 18th day of November, 2015.

Sigma-Aldrich Corporation

By:	/s/ Udit Batra
Udit Batra
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the registration statements on Form S-8 have been signed by the following persons in the capacities indicated below on this 18th day of November, 2015.

Signature	Title

/s/ Udit Batra	Director and Chief Executive Officer
Udit Batra

/s/ Gerhard Schmitz	Director
Gerhard Schmitz

/s/ David P. Hutchinson
David P. Hutchinson	Director